Exhibit 99.1

News Release

For more information, contact:
Teresa Paulsen MEDIA
Vice President, Corporate Communication
ConAgra Foods, Inc.
tel: 402-240-5210

Chris Klinefelter ANALYSTS
Vice President, Investor Relations
ConAgra Foods, Inc.
tel: 402-240-4154

www.conagrafoods.com

                  FOR IMMEDIATE RELEASE
CONAGRA FOODS REPORTS STRONG SECOND-QUARTER EPS
DRIVEN BY EXCELLENT CONSUMER FOODS GROWTH;
FULL YEAR EPS GUIDANCE RAISED
Second Quarter Highlights:
•	Diluted EPS from continuing operations of $0.55 as reported, and $0.52 excluding items impacting comparability; up 45% as reported and up 21% on a comparable basis.

•	Consumer Foods’ operating profits increased 31%.

•	Consumer Foods’ sales increased 3% and unit volumes increased 2%.

•	Commercial Foods’ operating profits increased 1%.

•	Fiscal 2010 diluted EPS from continuing operations, excluding items impacting comparability, now expected to approach $1.73.
OMAHA, Neb., Dec. 21, 2009 — ConAgra Foods, Inc., (NYSE: CAG) one of North America’s leading packaged food companies, today reported results for the fiscal 2010 second quarter ended Nov. 29, 2009. Diluted EPS from continuing operations was $0.55 compared with $0.38 a year ago. Current quarter results include $0.03 per diluted share of net benefit, and prior year amounts included $0.05 of net expense, from items impacting comparability. Diluted EPS from continuing operations was up 45% as reported and 21% on a comparable basis.
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Items impacting comparability in the current year and prior year are summarized toward the end of this release.
Gary Rodkin, ConAgra Foods’ chief executive officer, commented, “Our strong performance this quarter reflects continued momentum in the Consumer Foods segment and gives us heightened confidence in our fiscal 2010 EPS outlook. Success with innovation and marketing drove significantly improved market shares and top-line progress in the Consumer Foods segment for the quarter, while a more favorable input cost environment and strong cost savings substantially contributed to profit growth. We are very pleased with our success this year and with the increased EPS outlook, and expect to continue demonstrating the earnings power of our company with consistent and sustainable growth.”
Consumer Foods Segment (64% of Year-to-date sales)
Branded and non-branded food sold in retail and foodservice channels.
The Consumer Foods segment posted sales of $2,078 million and operating profit of $330 million for the quarter. Top-line progress was broad-based. Sales increased 3% as reported, which includes an approximate 1% negative impact from lower sales of Slim Jim products given that brand’s ongoing recovery. SKU rationalization negatively impacted sales growth by approximately 1%.
Unit volumes increased 2% as reported, which includes an approximate 1% negative impact from lower sales of Slim Jim products and 1% negative impact from SKU rationalization efforts.
❖	Large brands that posted strong sales growth include Banquet, Chef Boyardee, Healthy Choice, Hunt’s, Marie Callender’s, Orville Redenbacher’s, Peter Pan, Snack Pack, and several others.
❖	More brand details can be found in the Q&A document accompanying this release.
Operating profit of $330 million was 31% ahead of last year’s $251 million; this significant growth occurred even with $24 million of increased marketing investment. The year-over-year profit improvement was due to a more favorable input cost environment, strong productivity savings, and good sales results. The company expects continued year-over-year operating profit growth for this
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segment for the rest of the fiscal year. The company estimates that Consumer Foods profitability was negatively impacted by approximately $7 million due to lower Slim Jim volumes and higher Slim Jim production costs in the fiscal second quarter.
Commercial Foods Segment (36% of year-to-date sales)
Specialty potato, dehydrated vegetable, seasonings, blends, flavors, and milled grain products sold to foodservice and commercial channels worldwide.
Sales for the Commercial Foods segment were $1,095 million, 11% below last year’s $1,235 million; approximately $110 million of the sales decline was due to lower flour milling sales, which reflect the pass-through impact of lower underlying wheat costs. Segment operating profit was $160 million, 1% above last year’s $158 million. Lamb Weston profits improved, reflecting the positive impacts of higher prices necessitated by increased input costs, as well as plant efficiencies and a refinement to its product cost allocation process; these were partially offset by the negative impact on sales and volume of difficult food service industry conditions. Flour milling profitability increased due to mill efficiencies and favorable wheat market conditions. Profits for the rest of the segment were below year-ago amounts, reflecting continued difficult market conditions for key vegetable items.
Although the segment posted profit growth for the first half of the fiscal year largely due to higher-than-planned flour milling profits, on a full-year basis the company continues to expect the Commercial Foods segment to deliver operating profits in line with year-ago amounts due, in part, to expectations for continued softness in the food service industry.
Hedging Activities — This language primarily relates to operations other than the company’s milling operations.
The company recorded $6 million of net hedging benefit as unallocated Corporate expense in the current quarter, versus $48 million of net hedging loss as unallocated Corporate expense in the year-ago period. The company identifies both of these amounts as items impacting comparability. Those amounts are reclassified from unallocated Corporate expense to the operating segments when the underlying commodity being hedged is recognized in segment cost of goods sold.
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Other Items
•	Corporate expense was $94 million for the quarter and $111 million in the year-ago period. Current quarter amounts include $6 million of benefit due to hedging activities, and prior year amounts include $48 million of hedge loss. Excluding these amounts, Corporate expense was $101 million for the quarter and $64 million in the year-ago period, with the year-over-year increase largely reflecting higher incentive accruals.
•	Equity method investment earnings were $6 million for the second quarter, up from $2 million in the year-ago period.
•	Net interest expense was $41 million in the current quarter compared with $43 million in the year-ago period; interest income from the notes receivable held in connection with the divestiture of the Trading & Merchandising operations benefited the current quarter and the year-ago period by approximately $20 million and $18 million, respectively.
•	The effective tax rate for continuing operations for the quarter rounded to 33%, lower than planned due to the benefit of certain income tax credits and deductions that relate to previous periods. The benefit from this lower rate is cited as an item impacting comparability. Going forward, the company expects an effective tax rate of approximately 35% for continuing operations, excluding items impacting comparability.
Capital Items
•	Dividends for the quarter totaled $84 million versus $86 million last year, reflecting fewer shares outstanding.
•	For the quarter, capital expenditures from continuing operations for property, plant, and equipment were $123 million, compared with $115 million in the year-ago period. Depreciation and amortization expense from continuing operations was approximately $83 million for the quarter; this compares with a total of $79 million in the year-ago period.
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Raised EPS Outlook
The company now expects fiscal 2010 full-year diluted EPS from continuing operations, excluding items impacting comparability, to approach $1.73, reflecting the strong performance in the first half of the fiscal year. In a change from prior guidance, the company now expects the Slim Jim business interruption insurance recovery, estimated in the range of $0.05 per diluted share, to be recognized in fiscal 2011 instead of fiscal 2010.
Major Items Impacting Second-quarter Fiscal 2010 EPS Comparability
Included in the $0.55 diluted EPS from continuing operations for the second quarter of fiscal 2010 (EPS amounts rounded and after tax):
•	Approximately $0.02 per diluted share of net benefit from a lower-than-planned effective income tax rate.
•	Approximately $0.01 per diluted share of net benefit related to the net gains on derivatives used to hedge input costs, temporarily classified in unallocated Corporate expense. This benefit will be reclassified to the operating segments when underlying items are recognized in segment results.
Included in the $0.38 diluted EPS from continuing operations for the second quarter of fiscal 2009 (EPS amounts rounded and after tax):
•	Approximately $0.06 per diluted share of net expense related to the net losses on derivatives used to hedge input costs, temporarily classified in unallocated Corporate expense. This expense will be reclassified to the operating segments when underlying items are recognized in segment results.
•	Approximately $0.01 per diluted share of net benefit from a lower-than-planned effective income tax rate.
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Discussion of Results
ConAgra Foods will host a conference call at 9:30 a.m. EST today to discuss the results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-888-806-6215 and 1-913-312-6677, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.
A rebroadcast of the conference call will be available after 1 p.m. EST today. To access the digital replay, a pass code number will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 9314857. A rebroadcast also will be available on the company’s Web site.
In addition, the company has posted a question-and-answer supplement relating to this release at http://investor.conagrafoods.com. To view recent company news, please visit http://media.conagrafoods.com.
ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s leading food companies, with brands in 97 percent of America’s households. Consumers find Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Peter Pan, Reddi-wip and many other ConAgra Foods brands in grocery, convenience, mass merchandise, and club stores. ConAgra Foods also has a strong business-to-business presence, supplying potato, other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.
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Note on Forward-looking Statements
This release contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, availability and prices of raw materials; the impact of the accident at the Garner manufacturing facility, including the ultimate costs incurred and the amounts received under insurance policies; product pricing; future economic circumstances; industry conditions; the company’s ability to execute its operating plans; the success of the company’s innovation, marketing, and cost-savings initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of the company’s recalls; access to capital; actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

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Regulation G Disclosure
Continuing Operations
Below is a reconciliation of diluted earnings per share exclusive of items impacting comparability.
Q2 FY10 EPS from Continuing Operations
Reconciliation for Regulation G Purposes

			Year-over-year
	Q2 FY10	Q2 FY09	% change
Diluted EPS*	$0.55	$0.38	45%

Items impacting comparability:

(Benefit)/Expense related to mark-to-market impact of derivatives	(0.01)	0.06
(Benefit)/Expense of lower-than-planned effective income tax rate	(0.02)	(0.01)

Diluted EPS excluding items impacting comparability	$0.52	$0.43	21%

*Items impacting comparability are each rounded to the nearest penny
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ConAgra Foods, Inc.
Segment Operating Results
(in millions)

	SECOND QUARTER
	13 Weeks Ended	13 Weeks Ended
	November 29, 2009	November 23, 2008	Percent Change
SALES
Consumer Foods	$2,078.1	$2,017.0	3.0%
Commercial Foods	1,094.5	1,234.7	(11.4)%

Total	3,172.6	3,251.7	(2.4)%

OPERATING PROFIT
Consumer Foods	$330.0	$251.2	31.4%
Commercial Foods	159.7	157.7	1.3%

Total operating profit for segments	489.7	408.9	19.8%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(94.4)	(111.4)	(15.3)%
Interest expense, net	(40.6)	(42.7)	(4.9)%

Income from continuing operations before income taxes and equity method investment earnings	$354.7	$254.8	39.2%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.
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ConAgra Foods, Inc.
Segment Operating Results
(in millions)

	SECOND QUARTER
	26 Weeks Ended	26 Weeks Ended
	November 29, 2009	November 23, 2008	Percent Change
SALES
Consumer Foods	$3,938.2	$3,866.3	1.9%
Commercial Foods	2,195.8	2,441.9	(10.1)%

Total	6,134.0	6,308.2	(2.8)%

OPERATING PROFIT
Consumer Foods	$579.9	$437.5	32.5%
Commercial Foods	300.5	291.6	3.1%

Total operating profit for segments	880.4	729.1	20.8%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(195.0)	(208.8)	(6.6)%
Interest expense, net	(82.1)	(92.8)	(11.5)%

Income from continuing operations before income taxes and equity method investment earnings	$603.3	$427.5	41.1%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.
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ConAgra Foods, Inc.
Consolidated Statements of Earnings
(in millions, except per share amounts)

	SECOND QUARTER
	13 Weeks Ended	13 Weeks Ended	Percent
	November 29, 2009	November 23, 2008	Change
Net sales	$3,172.6	$3,251.7	(2.4)%
Costs and expenses:
Cost of goods sold	2,317.3	2,565.2	(9.7)%
Selling, general and administrative expenses	460.0	389.0	18.3%
Interest expense, net	40.6	42.7	(4.9)%

Income from continuing operations before income taxes and equity method investment earnings	354.7	254.8	39.2%
Income tax expense	117.4	84.6	38.8%
Equity method investment earnings	5.9	1.9	210.5%

Income from continuing operations	243.2	172.1	41.3%

Loss from discontinued operations, net of tax	(4.0)	(3.6)	11.1%

Net income	$239.2	$168.5	42.0%

Less: Net income (loss) attributable to noncontrolling interests	(0.5)	0.4	N/A

Net income attributable to ConAgra Foods, Inc.	$239.7	$168.1	42.6%

Earnings per share – basic

Income from continuing operations	$0.55	$0.38	44.7%
Loss from discontinued operations	(0.01)	—	(100.0)%

Net income	$0.54	$0.38	42.1%

Weighted average shares outstanding	443.2	447.1	(0.9)%

Earnings per share – diluted

Income from continuing operations	$0.55	$0.38	44.7%
Loss from discontinued operations	(0.01)	(0.01)	—

Net income	$0.54	$0.37	45.9%

Weighted average share and share equivalents outstanding	446.2	449.5	(0.7)%

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ConAgra Foods, Inc.
Consolidated Statements of Earnings
(in millions, except per share amounts)

	SECOND QUARTER
	26 Weeks Ended	26 Weeks Ended	Percent
	November 29, 2009	November 23, 2008	Change
Net sales	$6,134.0	$6,308.2	(2.8)%
Costs and expenses:
Cost of goods sold	4,562.2	5,030.2	(9.3)%
Selling, general and administrative expenses	886.4	757.7	17.0%
Interest expense, net	82.1	92.8	(11.5)%
Income from continuing operations before income taxes and equity method investment earnings	603.3	427.5	41.1%
Income tax expense	208.4	150.6	38.4%
Equity method investment earnings	14.8	2.8	428.6%

Income from continuing operations	409.7	279.7	46.5%

Income (loss) from discontinued operations, net of tax	(5.3)	331.2	N/A

Net income	$404.4	$610.9	(33.8)%

Less: Net income (loss) attributable to noncontrolling interests	(1.2)	0.4	N/A

Net income attributable to ConAgra Foods, Inc.	$405.6	$610.5	(33.6)%

Earnings per share – basic

Income from continuing operations	$0.93	$0.61	52.5%
Income (loss) from discontinued operations	(0.02)	0.72	N/A

Net income	$0.91	$1.33	(31.6)%

Weighted average shares outstanding	443.2	458.5	(3.3)%

Earnings per share – diluted

Income from continuing operations	$0.92	$0.61	50.8%
Income (loss) from discontinued operations	(0.01)	0.71	N/A

Net income	$0.91	$1.32	(31.1)%

Weighted average share and share equivalents outstanding	445.8	461.0	(3.3)%

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ConAgra Foods, Inc.
Consolidated Balance Sheets
(in millions)

	November 29, 2009	November 23, 2008
ASSETS
Current assets Cash and cash equivalents	$490.2	$132.1
Receivables, less allowance for doubtful accounts of $10.2 and $14.4	861.6	972.1
Inventories	2,192.2	2,275.3
Prepaid expenses and other current assets	307.9	455.5
Current assets held for sale	—	5.5

Total current assets	3,851.9	3,840.5
Property, plant and equipment, net	2,690.0	2,558.2
Goodwill	3,494.0	3,474.4
Brands, trademarks and other intangibles, net	834.7	824.3
Other assets	695.9	1,062.6
Noncurrent assets held for sale	—	10.7

	$11,566.5	$11,770.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$1.2	$300.1
Current installments of long-term debt	260.5	316.8
Accounts payable	956.4	1,019.5
Accrued payroll	184.1	175.5
Other accrued liabilities	605.3	860.0

Total current liabilities	2,007.5	2,671.9
Senior long-term debt, excluding current installments	3,027.2	2,856.6
Subordinated debt	195.9	195.9
Other noncurrent liabilities	1,351.3	1,271.7
Common stockholders’ equity	4,984.6	4,774.6

	$11,566.5	$11,770.7

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